Exhibit 99(c)(1)

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) is made this 30th day of September, 2004 (the “Effective Date”), by and between PPD Development, LP, a Texas limited partnership, with its principal executive offices located at 3151 South 17th Street, Wilmington, North Carolina 28412 (“PPD”) and BioVest International, Inc., a Delaware corporation with its principal executive offices located at 8500 Evergreen Blvd. Minneapolis, Minnesota 55433 (“Sponsor”).

WHEREAS, Sponsor is engaged in the development, manufacture, distribution, and sale of pharmaceutical products; and

WHEREAS, PPD is a clinical research organization engaged in the business of managing clinical research programs and providing clinical development services; and

WHEREAS, Sponsor may wish to retain the services of PPD from time to time to perform clinical development services in connection with certain clinical research programs Sponsor is conducting (individually, a “Project”), in which case the terms and conditions for each such Project shall be set forth in a project addendum to be attached to this Agreement and incorporated herein by reference (individually, a “Project Addendum” and collectively, the “Project Addenda”); and

WHEREAS, PPD is willing to provide such services to Sponsor in accordance with the terms and conditions of this Agreement and the attached Project Addenda.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Services.

1.1 Services to be Provided by PPD. PPD hereby agrees to provide to Sponsor the services identified and described in the Services section of each Project Addendum attached to this Agreement (the “Services”). PPD shall perform the Services for each Project set forth in the applicable Project Addendum in compliance with (i) the protocol for the Project (“Protocol”) which shall be made a part of the Project Addendum, (ii) this Agreement, (iii) the Project Addendum, (iv) standard operating procedures approved by Sponsor, and (v) applicable law and regulations issued pursuant thereto.

1.2 Project Addendum. In the event that the parties hereto shall reach agreement with respect to the provision of Services for a Project, PPD and Sponsor shall execute a Project Addendum evidencing such Services. Sponsor agrees that the Project Addendum shall be executed by both parties before PPD commences work under the Project Addendum, unless the parties otherwise agree in writing. The Project Addendum shall be attached to this Agreement. The Project Addendum and this Agreement shall constitute the entire agreement for the applicable Project. To the extent any terms set forth in a Project Addendum conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise specifically set forth in the Project Addendum.

Master Services Agreement

1.3 Out of Scope. In the event that PPD is requested or required to perform services for a Project that are not specifically provided for in the applicable Project Addendum (the “Out of Scope Services”), such Out of Scope Services and a compensation schedule therefor (the “Out of Scope Agreement”) must be mutually agreed upon by the parties in writing prior to the provision of said Services. The Out of Scope Agreement shall constitute an amendment to the applicable Project Addendum and the Out of Scope Services set forth therein shall be deemed to be Services as that term is used in this Agreement and said Project Addendum.

1.4 Use of Copyrighted Materials. If in connection with a Project, Sponsor requests PPD to make and/or distribute copies of copyrighted materials such as journal articles or excerpts from publications, Sponsor agrees to pay the cost of any copyright fees incurred by PPD that are necessary for PPD to produce and distribute such copies. Sponsor shall indemnify PPD for any and all damages, losses, and costs, including, without limitation, reasonable attorneys’ fees, which PPD incurs as a result of making and/or distributing copyrighted material pursuant to Sponsor’s request.

1.5 MedDRA. In the event PPD is requested to perform services which require PPD to use the MedDRA medical dictionary, Sponsor shall be solely responsible for obtaining and maintaining all required MedDRA licenses for all parties to whom Sponsor instructs PPD to distribute MedDRA terminology, and all costs and expenses associated therewith.

1.6 Patient Enrollment. For the avoidance of doubt, the parties understand and agree that enrollment rates set forth in connection with a Project are good faith estimates only and PPD shall exercise all reasonable diligence to meet enrollment expectations.

1.7 Protocol. Notwithstanding anything herein to the contrary, the parties hereby agree and acknowledge that Sponsor shall be solely responsible for review, approval and adoption of the Protocol and that Sponsor shall assume all liability therefor.

2. Compensation and Payment.

2.1 Charges for Services. Sponsor shall pay PPD for all Services performed under this Agreement and a Project Addendum in accordance with the rates for such Services set forth in such Project Addendum. Sponsor shall also reimburse PPD for all out-of-pocket expenses incurred in connection with the performance of Services with respect to a Project, including, without limitation, investigator grants, travel expenses, other “pass through” expenses reasonably expected to be incurred in connection with performing the Services (collectively, the “Pass Through Costs”). Except as otherwise expressly provided in a Project Addendum, PPD shall submit to Sponsor for each Project a monthly invoice describing the Services performed on such Project, the charges for such Services and all Pass Through Costs paid by PPD. Sponsor shall pay each monthly invoice within thirty (30) days of receipt of said invoice. PPD shall have no obligation to pay investigator grant payments to an investigator site (the “Site”) for conduct of services by such Site related to a Project until PPD has received payment of such Pass Through Costs from Sponsor. In connection therewith, it is the parties’ express intent that any Site which is a party to a contract with PPD to provide services related to a Project shall be a third party beneficiary to this Agreement to the extent necessary to enforce payment by Sponsor of any monies owed by PPD to the Site in connection with said Project which Sponsor has not advanced to PPD.

Master Services Agreement

2.2 Payment after Termination. Upon termination of any Project Addendum or this Agreement pursuant to Section 3 below, Sponsor shall pay PPD for all Services and Pass Through Costs through the termination date. In addition, Sponsor shall reimburse PPD for all future non-cancelable obligations to third parties (where such obligations were created as a result of a Project being authorized by the Sponsor). Any funds held by PPD which shall be shown by Sponsor to be unearned at the date of termination shall be returned to Sponsor within forty-five (45) days of after the termination date of the Project Addendum or this Agreement, whichever is applicable. Certain Services of PPD require greater utilization of resources at the outset such that compensation for such services based on a percentage of milestones completed prior to PPD fully completing the milestone would work to the detriment of PPD. Accordingly, the parties agree that in the event of early termination, compensation for partially completed milestones shall be made on a time and materials basis.

2.3 Early Termination Charges. Sponsor acknowledges that early termination of a Project will likely cause PPD to incur additional costs such as unforeseen down time of PPD personnel assigned to the Project, costs associated with reassignment of PPD personnel, etc. (collectively, the “Early Termination Costs”). If a Project is terminated early or reduced in scope, in addition to any and all other compensation and reimbursement due to PPD under this Agreement or any Project Addenda, Sponsor shall pay to PPD an amount equal to the Early Termination Costs actually incurred by PPD as determined by PPD in good faith; provided, however, that in no event shall the Early Termination Costs exceed fifteen percent (15%) of the total amount, excluding Pass Through Costs and all payments for Services already made by Sponsor to PPD, that PPD would have received if the Project had been completed.

2.4 Pre-Execution Services. In the event Sponsor requests PPD to begin providing services for a Project prior to the execution by Sponsor of a Project Addendum or a letter of intent evidencing Sponsor’s agreement to pay PPD for any such services (the “Pre-Execution Services”), Sponsor shall (i) pay PPD for any such Pre-Execution Services on a time and material basis in accordance with the rates and/or prices set forth in the proposal submitted by PPD to Sponsor for such Project and (ii) reimburse PPD for all Pass Through Costs associated with such Project. PPD shall submit to Sponsor a monthly invoice describing the Requested Services performed on such Project, the charges for such Services and all Pass Through Costs. Sponsor shall pay each monthly invoice within thirty (30) days of receipt of said invoice.

2.5 Personnel Retainer Fees. In the event PPD is delayed in starting a Project due to events or circumstances which are beyond its reasonable control and Sponsor desires for PPD to keep specified PPD personnel assigned to the Project until such time as the Project is started, then, in addition to any other sums payable to PPD hereunder, Sponsor shall pay for each such specified personnel a fee calculated on an FTE-day basis. PPD shall submit to Sponsor a monthly invoice for such fees, and Sponsor shall pay the invoice within thirty (30) days of its receipt of same.

2.6 Payments. Unless otherwise set forth in a Project Addendum, all payments to PPD under this Agreement or any Project Addendum shall be made as follows:

PPD Development, LP

12937 Collections Center Drive

Chicago, Illinois 60693

Tax ID# 22-2734293

Master Services Agreement

Wiring Instructions:

Bank of America

Acct #: 000696217456

ABA: 026009593

Acct Name: PPD Development, LP

2.7 Taxes. All taxes and any penalties thereon imposed on any payment made by Sponsor to PPD shall be the responsibility of PPD.

3. Term and Termination.

3.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until terminated as provided in this Section 3. Each Project Addendum shall be effective upon the date signed by the last signatory thereto and shall terminate upon the completion of Services to be provided thereunder, unless earlier terminated in accordance with this Section 3.

3.2 Early Termination. Any Project Addendum may be terminated with or without cause by either party upon thirty (30) days prior written notice.

3.3 Insolvency. Either party hereto may terminate this Agreement immediately upon the occurrence of an “Insolvency Event” with respect to the other party. For purposes of this Agreement, “Insolvency Event” shall mean (1) a party or any of its subsidiaries shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (2) an involuntary case or other proceeding shall be commenced against a party or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (3) an order for relief shall be entered against a party or any of its subsidiaries under the federal bankruptcy laws now or hereafter in effect.

3.4 Effect of Termination. The termination of this Agreement by either party shall automatically terminate all Project Addenda, unless otherwise agreed in writing.

3.5 Wind Up. Upon the termination of this Agreement or a Project Addendum, PPD shall cooperate with Sponsor to provide for an orderly wind-down of the Services provided by PPD hereunder.

3.6 Provisions Surviving Termination. The obligations of the parties contained in Sections 2, 3.4, 3.5, 3.6, 5, 6, 7, 8, 9, 12.2, 12.4, 12.5, 12.6, 12.7, 12.11 and 12.13 hereof shall survive termination of this Agreement.

Master Services Agreement

4. Personnel.

4.1 Project Management. The Services with respect to each Project shall be performed by PPD under the direction of the person identified as the Project Manager in the applicable Project Addendum or such other person acceptable to Sponsor as PPD may from time to time designate the Project Manager, such Sponsor acceptance in all instances not to be unreasonably withheld or delayed.

4.2 Covenant Not to Interfere. During the period in which a particular Project is being conducted, neither party shall recruit, hire or employ any personnel of the other who is material to the performance of the particular Project without the prior written consent of the other party.

5. Confidentiality.

5.1 Sponsor Information. PPD shall treat all information obtained from Sponsor (“Sponsor Confidential Information”) under this Agreement as the confidential and exclusive property of Sponsor.

5.2 PPD Confidential Information. Sponsor shall treat any PPD bids or proposals, standard operating procedures, personnel information, and all PPD Property (as hereinafter defined) (collectively, “PPD Confidential Information”) as the confidential and exclusive property of PPD.

5.3 Use of Sponsor and PPD Confidential Information. Each party shall use the other’s Confidential Information solely for the purposes contemplated by this Agreement and for no other purpose without the prior written consent of other. Neither party shall disclose Confidential Information of the other to any third party without first obtaining the written consent of other. Each party shall take reasonable steps to ensure that the other’s Confidential Information shall not be used by its directors, officers, employees, agents, representatives and advisors (“collectively, “Agents”), except on like terms of confidentiality as aforesaid.

5.4 Exceptions to Confidential Information. The above provisions of confidentiality shall not apply to that part of disclosing party’s Confidential Information which the receiving party is able to demonstrate by documentary evidence:

(i) was in the receiving party’s possession prior to receipt from the disclosing party or is independently developed by the receiving party;

(ii) was in the public domain at the time of receipt from disclosing party;

(iii) becomes part of the public domain through no fault of the receiving party or its Agents;

(iv) is lawfully received by the receiving party from a third party having a right of further disclosure; or

(v) is required by law to be disclosed.

5.5 Return of Information. Upon termination or expiration of this Agreement or at the disclosing party’s request, the receiving party shall return, and shall cause its Agents to return, all Confidential Information provided by the disclosing party in

Master Services Agreement

documentary form, or, at the disclosing party’s request, destroy all or such parts of the disclosing party’s Confidential Information as the disclosing party shall direct, including any copies thereof made by the receiving party or its Agents. Notwithstanding the foregoing, the receiving party may retain copies of such of the disclosing party’s Confidential Information as is reasonably necessary for regulatory purposes, subject to the ongoing obligation to maintain the confidentiality of such information.

5.6 Remedy. Each party acknowledges that disclosure or distribution of the other’s Confidential Information or use of the information contrary to the terms of this Agreement may cause irreparable harm for which damages at law may not be an adequate remedy. Accordingly, the disclosing party hereunder may seek to enforce the provisions of this Agreement prohibiting disclosure or distribution of its Confidential Information or use thereof contrary to the provisions hereof in a court of competent jurisdiction, in addition to any and all other remedies available at law or in equity.

5.7 Privacy Laws. All information containing personal data shall be handled in accordance with all applicable privacy laws, rules and regulations.

6. Intellectual Property.

6.1 No License. Neither anything contained herein, nor the delivery of any information to a party hereto, shall be deemed to grant the receiving party any right or licenses under any patents or patent applications or to any know-how, technology or inventions of the disclosing party.

6.2 Sponsor Property. Subject to Section 6.3 below, PPD hereby assigns to Sponsor all rights PPD or its Agents may have in any invention, technology, know-how or other intellectual property directly relating to a Project drug or Protocol and which is (i) a direct and sole result of PPD’s provision of the Services or (ii) specifically set forth as a deliverable under a Project Addendum, and PPD shall assist Sponsor, at Sponsor’s sole cost and expense, in obtaining or extending protection therefor. PPD warrants that it has and will continue to have agreements with its Agents to effect the terms of this Section 6.2.

6.3 PPD Property. Sponsor acknowledges that PPD possesses certain inventions, processes, technology, know-how, trade secrets, improvements, other intellectual property and other assets, including, without limitation, those related to composition of matter, data collection, data management processes, laboratory analyses, analytical methods, procedures and techniques, computer technical expertise and software (including codes) which have been independently developed without the benefit of any information provided by Sponsor (collectively, the “PPD Property”). All PPD Property and improvements thereto are the sole and exclusive property of PPD, and Sponsor shall have no right, title or interest therein.

7. Publication.

PPD may not publish any articles or make any presentations relating to the Services provided to Sponsor hereunder with respect to a Project or referring to data, information or materials generated as part of the Services without the prior written consent of Sponsor.

Master Services Agreement

8. Indemnification.

8.1 Sponsor Indemnity. Sponsor shall indemnify, defend and hold harmless PPD and its Agents from and against any and all damages, liabilities, losses, fines, penalties, settlement amounts, cost and expenses of any kind or nature whatsoever, including, without limitation, amounts incurred by PPD under indemnity obligations imposed upon it by a third party provider to a Project where such third party provider has been approved by Sponsor, reasonable attorney’s fees, expert witnesses and court costs, incurred in connection with any claim, demand, action, proceeding, investigation or hearing (collectively, a “Claim”) directly or indirectly relating to or arising from this Agreement or any Services provided by PPD hereunder, including but not limited to, Project related services provided by PPD at the request of Sponsor yet prior to finalization of the relevant Project Addendum; provided however, that Sponsor shall have no obligation of indemnity hereunder with respect to any Claim to the extent determined by a court of competent jurisdiction to have arisen from the negligence or intentional misconduct on the part of PPD or its Agents or resulting from PPD’s breach of any of its obligations under this Agreement.

8.2 PPD Indemnity. PPD shall indemnify, defend and hold harmless Sponsor and its Agents from and against any and all damages, liabilities, losses, fines, penalties, settlement amounts, cost and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorney’s fees, expert witnesses and court costs, incurred in connection with any Claim to the extent determined by a court of competent jurisdiction to have arisen from the negligence or intentional misconduct of PPD or its Agents or resulting from PPD’s breach of any of its obligations under this Agreement.

8.3 Claim Defense. Any party obligated to provide indemnification hereunder with respect to a Claim shall be entitled to control the defense and settlement of the Claim, provided the indemnifying party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of the Claim. The indemnified party shall reasonably cooperate in the investigation, defense and settlement of a Claim for which indemnification is sought hereunder and shall provide prompt notice of the Claim to the indemnifying party. The indemnified party shall have the right to retain separate legal counsel at its own expense.

9. Record Storage.

9.1 Record Maintenance During Project. During the term of this Agreement, PPD shall maintain all materials and all other data obtained or generated by PPD in the course of providing the Services hereunder, including all computerized records and files. PPD shall cooperate with any reasonable internal review or audit by Sponsor and make available to Sponsor for examination and duplication, during normal business hours and at mutually agreeable times, all documentation, data and information relating to a Project.

9.2 Record Maintenance After Expiration or Termination. Upon the expiration or termination of this Agreement other than for Sponsor’s breach of required payment hereunder, all materials and all other data and information obtained or generated by PPD in the course of providing the Services hereunder (the “Records”) shall, at Sponsor’s option, be (i) delivered to Sponsor at its expense and risk to its offices identified herein in such form as is then currently in the possession of PPD, (ii) retained by PPD for Sponsor for a period of three (3) years, or (iii) disposed of at Sponsor’s

Master Services Agreement

expense, as directed by written request of Sponsor, unless the Records are otherwise required to be stored or maintained by PPD under applicable law. If PPD is required or requested to maintain and/or store the Records for a period beyond three (3) years after the termination or expiration of this Agreement, Sponsor shall reimburse PPD for its maintenance and storage costs. In no event shall PPD dispose of Records without first giving Sponsor sixty (60) days prior written notice of its intent to dispose of the Records. PPD shall be entitled at its expense to retain copies of the Records reasonably necessary for regulatory purposes or to demonstrate the satisfaction of its obligations hereunder, all subject to the confidentiality obligations set forth in Section 5 above.

10. Debarment.

PPD hereby certifies that it has not been debarred, and has not been convicted of a crime which could lead to debarment, under the Generic Drug Enforcement Act of 1992. If PPD or any of its Agents who perform Services for a Project is debarred or receives notice of an action or threat of action of debarment, PPD shall immediately notify Sponsor of same. The debarrment of PPD or any of its Agents (which are providing services to Sponsor on a Project under this Agreement) that remains in place for a period of at least thirty (30) days shall be deemed to be a material breach of this Agreement, unless, with respect to the debarrment of an Agent which is providing services to Sponsor hereunder, PPD is able to replace the Agent within such 30-day period, in which case the debarrment of the replaced Agent shall not be a material breach of this Agreement.

11. Currency Management.

11.1 Direct Fees. All direct or other professional fees owed to PPD for Services performed under this Agreement or any Project Addendum shall generally be invoiced to and paid by Sponsor in the Contract Currency, which shall be defined as the currency designated in any budget or payment schedule set forth in a Project Addendum. However, any Services performed outside the United States shall be invoiced to and paid by Sponsor in the local currency where such Services are performed with any Services contracted through PPD Global Limited being invoiced to and paid by Sponsor in British pounds or Euro.

In special circumstances, PPD may invoice Sponsor in United States dollars for Services performed outside the United States. In such cases, PPD shall specify in each Project Addendum the estimated exchange rate (“Exchange Rate”) used to prepare the budget or payment. At the conclusion of each calendar year, PPD shall reconcile the amount of the invoices billed to Sponsor that year with the amount of the invoices as converted using the actual spot rate (“Spot Rate”), as identified in the Wall Street Journal, on the date of each invoice. In the event the reconciliation demonstrates that the difference in such amounts deviates from the original amount in the budget or payment schedule by five percent (5%) or more and such deviation is greater than $50,000 United States dollars (as calculated on the date of such reconciliation), such difference shall be invoiced or credited, as the case may be, to Sponsor. Invoices shall detail the Exchange Rate and Spot Rate used to determine such amount due or owed. Reconciliations shall be conducted on a calendar year basis, and shall not be cumulative.

11.2 Pass Through Costs. Where PPD incurs Pass Through Costs in a currency other than the Contract Currency, PPD shall, for Sponsor invoicing and payment purposes, convert such costs to the Contract Currency based on an average exchange rate between the local currency and the Contract Currency for the month in which such costs were incurred.

Master Services Agreement

11.3 Investigator Fees. PPD shall pay investigator fees in the currency specified in the investigator agreements. All amounts invoiced to Sponsor will be based upon an estimate of the costs owed to investigators converted to Contract Currency at the average rate for the month the invoice is raised. A reconciliation between the estimated invoice reference above and the actual costs incurred converted to the Contract Currency based on an average exchange rate will be completed and a reconciling invoice issued accordingly.

12. Miscellaneous.

12.1 Independent Contractor Relationship. The parties hereto are independent contractors, and nothing contained in this Agreement is intended, and shall not be construed, to place the parties in the relationship of partners, principal and agent, employer/employee or joint venturer. Neither party shall have any right, power or authority to bind or obligate the other, nor shall either hold itself out as having such right, power or authority.

12.2 Publicity. Except as required by law, neither party shall use the name of the other party or of any Agent thereof for purposes of publicizing this Agreement or any Project performed hereunder, or for any other public disclosure purposes without the prior written consent of the other party.

12.3 Force Majeure. If either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strike, lockouts, labor troubles, restrictive governmental or judicial orders or decrees, riots, insurrection, war, acts of God, inclement weather or other reason or cause reasonably beyond such party’s control (each a “Disability”), then performance of such act shall be excused for the period of such Disability. Any timelines affected by a Disability shall be extended for a period equal to that of the Disability and each Project budget shall be adjusted to reflect cost increases resulting from the Disability. The party incurring the Disability shall provide notice to the other of the commencement and termination of the Disability.

12.4 Notices. Any notice required or permitted to be given hereunder by either party hereto shall be in writing and shall be deemed given on the date delivered if delivered (i) personally, (ii) on the first business day after the date sent if sent by recognized overnight courier, (iii) on the date transmitted if sent via facsimile (with confirmation of receipt generated by the transmitting machine) or (iv) on the second business day after the date deposited if mailed by certified mail, return receipt requested, postage prepaid. All notices to each party shall be sent to the address for said party set forth in the applicable Project Addendum. If no address is provided in the Project Addendum, then notices shall be sent to the following address:

If to PPD:	PPD Development, LP
3151 South 17th Street
Wilmington, North Carolina 28412
Attention: CEO
Tel: (910) 251-0081
Fax: (910) 762-5820

Master Services Agreement

If to Sponsor:	BioVest International, Inc.
8500 Evergreen Blvd.
Minneapolis, Minnesota 55433
Attention: Steven Arikian, MD
Tel: 763-786-0302
Fax: 763-786-0915

Either party may change its notice address by notice to the other party hereto in the form and manner provided in this Section 12.4

12.5 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to its conflicts of laws provisions.

12.6 Severance. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided the surviving agreement materially comports with the parties’ original intent.

12.7 Waiver. Waiver or forbearance by either party hereto of any of its rights under this Agreement or applicable law must be in writing and signed by the waiving party and shall not be deemed to constitute a waiver or forbearance of any other right.

12.8 Amendments. No amendment, change or modification to this Agreement or any Project Addendum shall be effective unless in writing and executed by the parties hereto.

12.9 Assignment and Subcontracting. This Agreement and any Project Addendum may not be assigned by either party without the prior written consent of the other party; provided, however, that (i) a party hereto may assign this Agreement or a Project Addendum hereunder to a successor-in-interest to the party’s business and (ii) PPD may assign this Agreement or a Project Addendum or subcontract all or part of the Services to be performed hereunder to an Affiliate of PPD. “Affiliate of PPD” shall mean an entity which can provide the Services and which controls, is controlled by or is under common control with PPD.

12.10 Providing Services Through Affiliates. PPD shall have the right to provide all or any part of the Services for a Project through an Affiliate of PPD, in which case the Affiliate shall execute the applicable Project Addendum and shall be deemed to have executed this Agreement and agreed to be bound by the terms and conditions hereof.

12.11 Arbitration. Except for disputes regarding breaches of Section 5 and the right to pursue the remedies set forth in Section 5.6 above, the parties hereby agree to submit any dispute arising hereunder to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Wilmington, North Carolina. The decision of the arbitrator or arbitration panel shall be final and binding upon the parties hereto and shall be enforceable by any court of competent jurisdiction.

12.12 Counterparts and Facsimile Signatures. This Agreement, and any subsequent amendment(s), may be executed in counterparts and the counterparts, together, shall constitute a single agreement. A facsimile transmission of this signed Agreement bearing a signature on behalf of a party shall be legal and binding on such party.

12.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral, with respect to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto by their duly authorized officers as of the date first above written.

PPD Development, LP By: PPD GP, LLC Its General Partner	BioVest International, Inc.

By:	By:

Name:	Name:	Steven Arikian, MD

Title:	Title:	Chief Executive Officer

Date:	Date:

By:

	Name:	James McNulty

	Title:	Chief Financial Officer

Date: